UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

INTELLISENSE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-188920 (Commission File Number)	847-4257143 (I.R.S. Employer Identification No.)

20 Raoul Wallenberg Street

Tel Aviv, Israel 6971916

(Address of principal executive offices) (Zip Code)

(480) 659-6404

(Registrant's telephone number, including area code)

_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2019, Eyal Ben Ami resigned as President of Intellisense Solutions, Inc. (the “Company”).

Effective March 31, 2019, Idan Maimon was appointed Chief Executive Officer and a director of the Company.

Mr. Maimon, age 44, has served as the Company’s Chief Executive Officer and as a director since March 31, 2019. From 1991 to 2016, Mr. Maimon has been a professional handball player at Hapoel Rishon Lezion Handball Sport Club, serving as the team’s captain from 2002 to 2016 and its head coach since 2016. Mr. Maimon was captain of Israel’s national handball team from 2000-2010. Mr. Maimon has a Senior Handball Coach diploma from the Wingate Academic sports institution and is currently in studies for a master handball coach degree from the Wingate Institute, Israel’s National Center for Physical Education and Sports.

There are no arrangements or understandings between Mr. Maimon and any other person pursuant to which he was selected as an officer.

There is no family relationship between Mr. Maimon and any officer or director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLISENSE SOLUTIONS, INC.

By:        /s/ Idan Maimon

Name: Idan Maimon

Title:        Chief Executive Officer

Date: April 4, 2019

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